UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Avenue Income Credit Strategies Fund
(Exact name of registrant as specified in its charter)

Delaware	80-0660749
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Park Avenue, 6th Floor, New York, NY 10022	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, $0.001 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333−170030

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are common shares, $0.001 par value per share, of Avenue Income Credit Strategies Fund (the “Registrant”). A description of the Shares is contained under the heading “Description of Capital Structure” in the prospectus to be included in the final pre-effective amendment to the Registrant’s registration statement on Form N-2 filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and initially filed on October 19, 2010 (Registration Nos. 333−170030 and 811−22485, respectively), and such description is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AVENUE INCOME CREDIT STRATEGIES FUND

By:	/s/ Randolph Takian
	Name:	Randolph Takian
	Title:	Trustee, Chief Executive Officer & President

Date:     January 24, 2011

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